Exhibit 99.1

MATRIX SERVICE COMPANY APPOINTS DOMINIC A. SAVARINO AS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
HOUSTON, TX – October 19, 2026 – Matrix Service Company (Nasdaq: MTRX), a leading heavy industrial contractor that engineers, constructs, and maintains critical energy, power, and industrial infrastructure, today announced the appointment of Dominic A. Savarino as Senior Vice President and Chief Financial Officer, effective November 6, 2026. This appointment further strengthens Matrix’s leadership team as the Company executes its growth strategy and focuses on delivering long-term shareholder value. Mr. Savarino will be based in Houston and report directly to Shawn P. Payne, President and Chief Executive Officer.
As Chief Financial Officer, Mr. Savarino will lead Matrix’s finance and accounting organization, including investor relations, treasury, tax, FP&A, and financial reporting.
Mr. Savarino previously served as Senior Vice President and Chief Financial Officer of Diamond Offshore Drilling Inc., a NYSE-listed multinational offshore drilling firm, where he played a key role in strengthening the company’s capital structure, engaging with investors and analysts, and supporting its merger with Noble Corporation. His expertise in capital markets, treasury, restructuring, and investor relations contributed directly to significant EBITDA growth, margin expansion, and enhanced shareholder value.
Previously, Mr. Savarino held several executive leadership roles at McDermott International, Inc., a provider of engineering and construction solutions for the energy industry, including as Vice President and General Manager – Americas, Vice President, Finance – Asia Pacific, and Vice President, Tax. In addition to his finance leadership experience, Mr. Savarino held direct P&L responsibility for a major operating business, providing a valuable operational and commercial perspective. In that capacity, he oversaw multidisciplinary engineering and construction teams, played a pivotal role in delivering large-scale, complex energy-industry projects, and implemented best practices in safety, quality, and operational excellence.
Mr. Savarino holds both a Bachelor of Business Administration and a Master of Professional Accounting from the University of Texas and is a Certified Public Accountant in Texas.
“We are pleased to welcome Dominic to Matrix Service Company,” said Shawn P. Payne, President and Chief Executive Officer of Matrix Service Company. “His record of financial leadership in complex, growth-oriented environments and his industry expertise will be instrumental as we execute our strategy to deliver superior returns and long-term value for our shareholders.”
“I am excited to join Matrix at such a dynamic moment for the company and our industry,” said Dominic A. Savarino. “Matrix’s strong reputation for delivery of quality projects, combined with its strategic vision for growth, makes this an exceptional opportunity. I look forward to working with Shawn and the Matrix team to help build on the company’s momentum and deliver value for all stakeholders.”
About Matrix Service Company. Matrix Service Company (Nasdaq: MTRX) is a leading heavy industrial contractor that engineers, constructs, and maintains critical energy, power, and industrial infrastructure. The Company’s commitment to safety, quality, and integrity has earned it a leadership position in providing infrastructure solutions across multiple end markets. Matrix’s work is foundational to helping energy, power, and industrial clients achieve their objectives, positively impact quality of life through the products they provide and improve the efficiency and resilience of their critical infrastructure. Matrix prides itself on its culture, its commitment to its core values, and on being consistently certified as a Great Place To Work®.

The Company maintains its principal executive offices in Houston, Texas with offices located throughout the United States and Canada, as well as Sydney, Australia, and Seoul, South Korea. The Company reports its financial results in three key operating segments: Storage and Terminal Solutions, Utility and Power Infrastructure, and Process and Industrial Facilities. To learn more about Matrix Service Company, visit matrixservicecompany.com.

For more information about Matrix, please contact:

Patrick Roberts
Matrix Service Company
Director, Corporate Development & Investor Relations
T: 918 359-8249 | Email: ir@matrixservicecompany.com
This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company's operations and its financial condition. We undertake no obligation to update information contained in this release.